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                                                                    EXHIBIT 21.1
                                                                Fiscal 1997 10-K


                                 OUTLOOK GROUP CORP.

                                List of Subsidiaries*



           Outlook Foods, Inc., a   Wisconsin corporation

           Outlook Label Systems, Inc., a Wisconsin corporation

           Outlook Packaging, Inc., a Wisconsin corporation


(All are wholly-owned by Outlook Group Corp.)

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*    Represents all companies at to which Outlook Group Corp.  holds 50% or more of the outstanding securities.